                            ARTICLES OF INCORPORATION
                                       OF
                       MERRILL/SUPERSTAR COMPUTING COMPANY


The undersigned, for purposes of forming a corporation under Chapter 302A of the Minnesota Statutes, as amended, does hereby sign and acknowledge these Articles of Incorporation:

                                   ARTICLE I.

The name of the corporation is Merrill/Superstar Computing Company (the "Corporation").

                                  ARTICLE II.

The registered office of the Corporation in Minnesota is One Merrill Circle, Energy Park, St. Paul, Minnesota 55108.

                                  ARTICLE III.

The aggregate number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, $0.01 par value.

                                  ARTICLE IV.

The name and mailing address of the incorporator is as follows:

           NAME                           ADDRESS
           ----                           -------

         Nona L. Goertz                   Oppenheimer Wolff & Donnelly
                                          3400 Plaza VII
                                          45 South 7th Street
                                          Minneapolis, Minnesota  55402-1609

                                   ARTICLE V.

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statutes, as amended, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date that this Article becomes effective. If the Minnesota Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation in addition to the limitation and elimination of personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as so amended. No amendment to or repeal of this Article V shall apply to, or have any effect on, the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                          ARTICLE VI.

The Corporation shall indemnify to the fullest extent permissible under the provisions of Chapter 302A of the Minnesota Statutes, as amended (as now or hereafter in effect), any person made or threatened to be made a party to or witness in any threatened, pending, or completed civil, criminal, administrative, arbitration, or investigative proceeding, including a proceeding by or in the right of the Corporation by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or by reason of the fact that such director or officer, while a director or officer of the Corporation, is or was serving at the request of the Corporation, or whose duties in that position involved service as a director, officer, partner, trustee or agent of another organization or employee benefit plan, against all judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements. Nothing contained herein shall affect any rights to indemnification to which employees or agents of the Corporation other than directors and officers may be entitled under the provisions of Chapter 302A of the Minnesota Statutes, as amended. Any repeal or modification of this Article

VI shall be prospective only, and shall not adversely affect any right to indemnification or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VII.

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written consent signed by all the directors; provided that, if the action is one which does not require shareholder approval, such action may be taken by written consent signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

                                 ARTICLE VIII.

The shareholders of the Corporation have no right to cumulate their votes in the election of directors.

                                  ARTICLE IX.

The shareholders of the Corporation have not preemptive rights in any future issuance of stock by the Corporation.


IN WITNESS WHEREOF, the undersigned hereunto set her hand this 18th day of February, 1997.

                                       Incorporator:


                                       /s/ Nona L. Goertz
                                       ---------------------------------------
                                       Nona L. Goertz


                                       3
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                          MINNESOTA SECRETARY OF STATE
                     AMENDMENT OF ARTICLES OF INCORPORATION

BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW.

CORPORATE NAME:  (List the name of the company prior to any desired name change)

         Merrill/Superstar Computing Co.
-----------------------------------------------------------------------------

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.
                    -----------------------------


The following amendment(s) of articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 1 .)
                                   ---

                                    ARTICLE I
                                           ---


       The name of the corporation is Merrill Training & Technology, Inc.
                              (the "Corporation").





This amendment has been approved pursuant to MINNESOTA STATUTES CHAPTER 302A OR 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

                                       /s/ Steven J. Machov, Secretary
                                       -------------------------------
                                       (Signature of Authorized Person)

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INSTRUCTIONS                                             FOR OFFICE USE ONLY

1.  Type or print with black ink.
2. A Filing Fee of: $35.00, made payable to the Secretary of State
3.  Return completed forms to:

         Secretary of State
         180 State Office Building
         100 Constitution Ave.
         St. Paul, MN 55155-1299
         (612) 296-2803